UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

September 6, 2012

Date of Report (Date of earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Please see the disclosures set forth under Item 2.01 below regarding the Agreement (as such term is defined therein) which are hereby incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 6, 2012, Texas Gulf Energy, Incorporated, a Nevada corporation (the “Company”), closed a transaction (the “Transaction”) involving a Share Exchange Agreement dated August 31, 2012 (the “Agreement”) by and among the Company, Texas Gulf Oil & Gas, Inc., a Nevada corporation (“TGOG”), and Corporate Strategies, LLC, a Texas limited liability company (“CSLLC”). Prior to the closing of such Transaction, TGOG was a wholly-owned subsidiary of the Company. Pursuant to the terms of the Agreement, the Company sold ninety-one percent (91%), or 91,000 shares, of the common stock of TGOG to CSLLC in exchange for 6,000,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of (i) 2,400,000 shares of Common Stock which were beneficially owned by CSLLC and (ii) 3,600,000 shares of Common Stock which were owed to CSLLC by the Company as incentive shares. Of the shares of Common Stock being tendered to the Company by CSLLC as a result of the Transaction, approximately 2,000,000 are currently in the publicly-traded float. As a result, the Company’s public float will be reduced by that amount, or approximately twenty-five percent (25%).

Also, pursuant to the Agreement, the Chief Executive Officer of TGOG and Managing Member of CSLLC (“Connolly”), agreed to release the Company and its wholly-owned subsidiary, International Plant Services, L.L.C. (“IPS”) from their joint obligation to guarantee compensation payments owed to Connolly for the period of September 1, 2012 through January 27, 2015 under that certain Employment Agreement by and between Connolly and TGOG dated January 27, 2012 (the “Employment Agreement”). Such release of the Company and IPS is conditioned upon the payment of all amounts owed to Connolly under the Employment Agreement from January 27, 2012 through August 31, 2012.

In connection with the Transaction, David Mathews, the Company’s Chief Executive Officer and President, and Craig Crawford, the Company’s Executive Vice President and Chief Financial Officer, resigned from all of their officer and director positions with TGOG.

Item 8.01 Other Events.

The Company and it’s Vice President of Finance and Accounting mutually agreed that the position would be temporarily eliminated, effective September 10, 2012. The Company has the obligation to pay approximately 90 days of severance and accrued vacation pay under it’s agreements.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT	DESCRIPTION	LOCATION

2.1	Share Exchange Agreement, dated August 31, 2012, by and among Texas Gulf Energy, Incorporated, Texas Gulf Oil & Gas, Inc. and Corporate Strategies, LLC.	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012
TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
	Name:	Craig Crawford
	Title:	Chief Financial Officer